Exhibit 99.3

DATE:  23 April 2009

(1) THE ISLE CASINOS LIMITED

(2) GROSVENOR CASINOS LIMITED

AGREEMENT

for the acquisition of certain of the assets and business of

THE ISLE CASINOS LIMITED

30 Old Burlington Street, London, W1S 3NL

Telephone: +44(0)20 7468 2600

Fax: +44(0)20 7437 8216

Email:  dl@davenportlyons.com

Web: www.davenportlyons.com

LONDON-4924983.8-999999-99999

Contents

		Page

CONTENTS		2

1.	DEFINITIONS AND INTERPRETATION	1

2.	SALE OF BUSINESS AND ASSETS	6

3.	EXCLUDED ASSETS	7

4.	CONSIDERATION	8

5.	COMPLETION	9

6.	BUSINESS CONTRACTS	10

7.	APPORTIONMENTS AND PAYMENTS FOR STOCK AND CASH	12

8.	EMPLOYEES	13

9.	WARRANTIES	14

10.	ANNOUNCEMENTS	15

11.	VAT AND TAX	15

12.	DATA PROTECTION	16

13.	INTEREST	16

14.	RISK	16

15.	BUSINESS RECORDS	16

16.	NOTICES	17

17.	GENERAL	17

SCHEDULE 1		20

APPORTIONMENT OF CONSIDERATION		20

SCHEDULE 2		21

EMPLOYEES		21

PART 1		21

TRANSFERRING EMPLOYEES		21

PART 2		22

TRANSFERRING EMPLOYEES BUYER MAY MAKE REDUNDANT		22

PART 3	23

EXCLUDED EMPLOYEES	23

SCHEDULE 3	24

BUSINESS CONTRACTS	24

SCHEDULE 4	25

TRANSFERRED ASSETS	25

SCHEDULE 5	26

THE WARRANTIES	26

AGREED FORM DOCUMENTS

ANNOUNCEMENT

LETTERS OF CONSENT TO THE TRANSFER OF THE LICENCES

DATED	23 April 2009

PARTIES

1.	THE ISLE CASINOS LIMITED (Company No: 04584366) whose registered office is at Ricoh Arena, Phoenix Way, Foleshill, Coventry, CV6 6GE (the Seller); and

2.	GROSVENOR CASINOS LIMITED (Company No: 00877080) whose registered office is at Statesman House, Stafferton Way, Maidenhead, Berkshire SL6 1AY (the Buyer).

RECITALS

(A)	The Seller owns and carries on the Business (as defined below).

(B)

The Seller wishes to sell and the Buyer wishes to purchase the Business and the Transferred Assets (as each term is defined below) with a view to carrying on the same in succession to the Seller for the consideration and upon the terms and subject to the conditions contained in this Agreement.

1.	DEFINITIONS AND INTERPRETATION

1.1	Unless the contrary intention appears, the following definitions apply:

	Assumed Liabilities	has the meaning given in clause 6.5;

	Business	the business of operating a casino located at the Premises but excluding any and all other elements including food and beverage operations;

Business Contracts

the Supplier Contracts and the Leasing and Hire Agreements relating to the Transferred Assets entered into on or before, and which remain to be performed in whole or in part at, Completion, which have been entered into by or for the benefit of the Seller as listed in Schedule 3;

	Business Day	a day (other than a Saturday or Sunday) on which banks are open for business in London;

Business Records

all books, files, documents and other records relating exclusively to the Business or any Transferred Assets in whatever medium held including payroll income and stock records, National Insurance, PAYE, VAT and other accounting records, information relating to suppliers or customers, codes to open the safes on the Premises, copies of any customer loyalty programme information in each case relating to the Business (but excluding the Retained Business Records);

	Buyer’s Group	the Buyer and any company which is for the time being a subsidiary or holding company of the Buyer or a subsidiary of any such holding company;

Buyer’s Solicitors	Reed Smith LLP of The Broadgate Tower, 20 Primrose Street, London EC2A 2RS;

Claim	a claim for breach of any of the Warranties;

Companies Acts	the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force and any provisions of the Companies Act 2006 for the time being in force;

Completion	the completion of the sale and purchase of the Business and the Transferred Assets in accordance with clause 5;

Completion Date	the date upon which Completion occurs;

Confidential Information

all information not at present in the public domain and used in or in connection with or otherwise relating to the Business, including information relating to the customers or financial or other affairs of the Business and including information relating to the marketing of any products or services including, customer names and lists and any other details of customers, contractual arrangements (whether in a written or unwritten form) with customers or suppliers;

Consideration	has the meaning given to it by Clause 4.1;

Customer Database	the database owned by the Seller for the purpose of providing gaming products and/or services to Customers;

Customers	the customers and former customers of the Business;

Deferred Consideration	has the meaning given in clause 4.2;

DPA 1998	the Data Protection Act 1998;

Debts

all book and other debts or sums owing to the Seller in respect of the Business (and whether or not yet due and payable) prior to the Completion Date including any interest payable on those debts and sums and the benefit of all securities, guarantees, indemnities, rights of set-off and counterclaims relating to those debts and sums;

Encumbrance

includes a mortgage, charge (whether fixed or floating), pledge, lien, rent charge or other security interest of any description or nature and any interest or legal or equitable right or claim of any third party or any option or right of pre-emption or right of conversion or right of set off, any retention of title or hypothecation and any agreement to create any of the foregoing;

Equipment

the Office Equipment, the gaming tables and tenant’s fixtures and fittings owned by the Seller and used exclusively in connection with the Business at the Completion Date located at the Premises (but excluding any landlord’s fixtures and fittings) and includes the benefit of any relevant and assignable manufacturer’s or supplier’s guarantees or warranties, as listed in Schedule 4;

Excluded Assets	those assets excluded from the sale and purchase under this Agreement by Clause 3.1;

Excluded Employees

those employees of the Business listed in Part 3 of Schedule 2 who shall remain the employees of the Seller, all former employees of the Seller engaged in the Business and employees of the Seller’s Group who are not Transferring Employees;

Excluded Liabilities	has the meaning given to it in Clause 6.5;

Gaming Legislation	means the Gaming Act 1968 and/or the Gambling Act 2005, and related Regulations and Statutory Instruments, as appropriate;

Gaming Licence	a gaming licence to operate a casino at the Premises granted to the Seller pursuant to the relevant provisions of the Gaming Legislation;

Goodwill

the goodwill, custom and connection of the Seller in relation to the Business together with the exclusive right to carry on the Business and to represent the Buyer as carrying on the Business as a going concern in succession to the Seller;

Initial Consideration	has the meaning given in clause 4.2.1;

IT System

computer hardware (including network and telecommunications equipment) and software (including associated preparatory materials, user manuals and other related documentation) owned, used, leased or licensed by or in relation to the Business for a period of twelve months from the date of Completion as listed in Schedule 4;

Leased Assets	means those assets used by the Seller in the operation of the Business that are subject to Leasing and Hire Agreements as listed in Schedule 4;

Leasing and Hire Agreements

all those contracts, engagements or orders entered into on or before the Completion Date in relation to the leasing, lease purchase or hire of goods or equipment for use in, and in the ordinary course of, the Business which on the Completion Date remain to be performed in whole or in part, which have been entered into by or for the benefit of the Seller, or the benefits of which are held in trust for or have been assigned or sub-contracted to the Seller, being those contracts described in Schedule 3;

Legislation	all Acts of Parliament, all applicable provisions of the Treaties constituting the European Community and the European Union having the force of law in England and Wales;

Licences	the Gaming Licence and the Premises Licence;

Name	The Isle Casinos and any derivations thereof and the Isle of Capri Casinos, restricted to its existing use in the Business;

Office Equipment

those items of office equipment, furniture and furnishings and the IT System (but excluding fixed equipment forming part of the Property) and used in connection with the Business as set out in Schedule 4.

Premises	the Ricoh Arena, Phoenix Way, Foleshill, Coventry, CV6 6GE;

Premises Licence	the licence to sell liquor at the Premises;

Property	the leasehold interest of the Seller in the Premises;

Retained Business Records

such of the records of or relating to the Business as relate both to the Business and to any other activities of the Seller insofar as it is not possible to separate the records relating to the Business from the records relating to such other activities and any records relating to the Excluded Employees;

Seller’s Group	the Seller and any company which is for the time being a subsidiary or holding company of the Seller or a subsidiary of any such holding company;

Seller’s Solicitors	Davenport Lyons of 30 Old Burlington St, London, W1S 3NL;

Stock	means all liquor and beverages owned by the Seller and kept at the Premises on the Completion Date;

Supplier Contracts

those contracts, engagements or orders entered into on or before Completion by or on behalf of the Seller for the supply or sale of goods or services to the Seller in connection with and in the ordinary course of the Business, which at Completion remain to be performed in whole or in part being those contracts described in Schedule 3;

Tax or Taxation	includes all forms of taxation, duty, levy, impost, charge, national insurance or other similar contribution,

whether created or imposed by any governmental, state, federal, local, municipal or other body, and whether in the United Kingdom or elsewhere including any liability which a party hereto may have to make a payment to any person in respect of any of the foregoing and also including any related penalty, interest, fine or surcharge;

Transferred Assets	the assets to be sold by the Seller to the Buyer hereunder and described in Clause 2.2 (but excluding the Excluded Assets);

Transferring Employees	those persons employed by the Seller in the Business prior to Completion to be transferred to the Buyer, being those employees listed in Part 1 of Schedule 2;

VAT	value added tax chargeable under the VATA 1994 and any similar replacement or additional tax;

VAT Records	all records referred to in section 49 of the VATA 1994;

VATA 1994	the Value Added Tax Act 1994; and

Warranties	the warranties set out in clause 9.2 and Schedule 5.

1.2                                In this Agreement, save where the context otherwise requires:

1.2.1                                     a reference to a subsidiary or holding company shall be construed in accordance with sections 736 and 736A of the Companies Act 1985, or, as and when in force, Section 1159 and Schedule 6 of the Companies Act 2006;

1.2.2                                     a reference to a statute or statutory provision shall include a reference:

(a)                             to that statute or statutory provision as from time to time consolidated, modified, re-enacted or replaced by any statute or statutory provision;

(b)                            to any repealed statute or statutory provision which it re-enacts (with or without modification); and

(c)                             to any subordinate legislation made under the relevant statute or statutory provision;

1.2.3                                     words in the singular shall include the plural, and vice versa;

1.2.4                                     the masculine gender shall include the feminine and neutral and vice versa;

1.2.5                                    a reference to a person shall include a reference to a firm, a body corporate, an unincorporated association or to a person’s executors or administrators;

1.2.6                                    a reference to a clause, Schedule or Annexure (other than to a schedule to a statutory provision) shall be a reference to a clause, schedule or annexure (as the case may be) of or to this Agreement;

1.2.7                                    if a period of time is specified and dates from a given day or the day of an act or event, it shall be calculated exclusive of that day;

1.2.8                                    references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

1.2.9                                    a person shall be deemed to be connected with another if that person is connected with another within the meaning of section 839 of ICTA 1988;

1.2.10                              references to writing shall include any modes of reproducing words in a legible and non-transitory form (but not e-mail);

1.2.11                              reference to a balance sheet or profit and loss account shall include a reference to any note forming part of it;

1.2.12                              references to documents “in the agreed form” shall be to documents agreed between the parties, annexed to this Agreement and initialled for identification by or on behalf of the Buyer and the Seller;

1.2.13                              any phrase introduced by the terms ‘including’ or ‘in particular’, or any cognate expression, shall be construed as illustrative and not limiting of any preceding words;

1.2.14                              the headings in this Agreement are for convenience only and shall not affect the interpretation of any provision of this Agreement;

1.2.15                              references to this Agreement include this Agreement as amended or supplemented in accordance with its terms; and

1.2.16                              references to this Agreement shall include the Schedules and the Annexures as if they were expressly set out in the main body of this Agreement.

1.3                               The designations adopted in the recitals and introductory statements preceding this clause apply throughout this Agreement and the Schedules.

2.                                    SALE OF BUSINESS AND ASSETS

2.1                               The Seller shall sell with full title guarantee and the Buyer shall purchase with effect from the Completion Date the Business as a going concern and the Transferred Assets free from any Encumbrances and with all attached or accrued rights as at the Completion Date on the terms and subject to the conditions of this Agreement.

2.2                               The Transferred Assets shall comprise the following assets (except insofar as they are included in the Excluded Assets):

2.2.1                                      the Equipment;

2.2.2                                      the Customer Database;

2.2.3                                      the Licences;

2.2.4                                    the benefit (subject to the burden) of all the Business Contracts so far as the Seller can assign the same and subject to the provisions of Clause 6 below;

2.2.5                                    the Leased Assets (subject to and with the benefit of the Leasing and Hire Agreements);

2.2.6                                    the Goodwill;

2.2.7                                    the Business Records; and

2.2.8                                    the IT system,

to the intent that the Buyer shall from the Completion Date carry on the Business as a going concern.

2.3                               Risk in the Transferred Assets shall pass to the Buyer on Completion and title thereto shall pass on Completion in accordance with Clause 5.2 save as otherwise provided in this Agreement. As regards any of the Transferred Assets title to which is capable of passing by delivery, title to such Transferred Assets shall pass by delivery in accordance with Clause 5.2.

3.                                    EXCLUDED ASSETS

3.1                               There shall be expressly excluded and excepted from the sale and purchase of the Business herein agreed and nothing in this Agreement shall operate to transfer:

3.1.1                                    all cash at any bank or other financial institution and all cheques, bills or other negotiable instruments;

3.1.2                                    the Debts and any other indebtedness whether actual or contingent, due or to become due to the Seller in connection with the Business;

3.1.3                                    the Name provided that the Seller hereby grants to the Buyer the right to use the Name solely in connection with the Business for a period of twelve months from the Completion Date after which the Buyer shall have no right to use the Name and shall remove and/or destroy all materials and signage bearing the Name;

3.1.4                                    the Property and any interest therein;

3.1.5                                    any stock relating to the food and beverage operations at the Premises;

3.1.6                                    the benefit of any actual or potential claim (including any claim under any policies of assurance, insurance, indemnity and trade credit insurance or against any Excluded Employee or former employee) of the Seller;

3.1.7                                    the benefit of any claim made or to be made by the Seller for repayment of any tax or tax allowance;

3.1.8                                    the benefit of any claim made or to be made by the Seller for grants from any government, local or public authority;

3.1.9                                    any shares or investments in or any other securities owned by the Seller;

3.1.10                              any freehold or leasehold properties owned, used or occupied by the Seller  and any landlords’ fixtures and fittings therein;

3.1.11                              the rights of the Seller in relation to any pension, trust or fund established by it or affecting the Transferring Employees, the Excluded Employees or any former employees; and

3.1.12                              any other asset or right not included in clause 2.2.

3.2                               Within 30 days after the Completion Date the Seller shall, at its cost and with the minimum inconvenience and damage to the Buyer and its property and business, remove any asset which is situated at or on the Premises and which is not included in the sale under this Agreement and the Seller shall indemnify the Buyer on an after tax basis against such loss or damage, suffered by it in consequence of the dismantling, severance or removal by the Seller of any such asset, save that any loss or damage that amounts to £1,000 or more, must be agreed by both parties (acting reasonably).

3.3                               Any such asset as is mentioned in clause 3.2 shall remain at or on the Premises after the Completion Date at the sole right of the Seller and, if it is not removed in accordance with the provisions of clause 3.2, the Buyer may at its sole discretion either (i) retain the asset for its own use; or (ii) dispose of the asset for such price and on such terms as it may think and shall account to the Seller for any proceeds of sale, after deduction of the reasonable costs of dismantling, severance, removal and sale.

4.                                    CONSIDERATION

4.1                               The consideration (Consideration) payable for the Transferred Assets and the Business shall be the aggregate sum of £650,000 (excluding VAT).

4.2                               Subject to clauses 4.3 and 4.4, the Consideration shall be payable as follows:

4.2.1                                      £250,000 on the Completion Date in accordance with Clause 5.2.4 (Initial Consideration);

4.2.2                                      £80,000 on the first anniversary of the Completion Date;

4.2.3                                      £80,000 on the second anniversary of the Completion Date;

4.2.4                                      £80,000 on the third anniversary of the Completion Date;

4.2.5                                      £80,000 on the fourth anniversary of the Completion Date;

4.2.6                                      £80,000 on the fifth anniversary of the Completion Date,

in accordance with clauses 5.3 and 5.4,

(4.2.2 to 4.2.6, the Deferred Consideration),

provided that if any of the above dates fall upon a day which is not a Business Day then payment shall be made on the first Business Day following that date.

4.3                               The Initial Consideration shall be paid to the account specified in Clause 5.2.4 and subject to clause 4.4 the Deferred Consideration shall be paid to the account specified in Clause 5.3 and the payments into such accounts shall constitute a good discharge to the Buyer in respect of such payments.

4.4                               The Buyer may in its sole discretion elect to set-off any amounts due to be paid to it pursuant to clauses 6.6, 8, 9 and 13 against the Deferred Consideration.

4.5                               The Consideration shall be apportioned in the manner listed in Schedule 1 (or as the Seller and the Buyer shall otherwise agree) for all fiscal purposes but the parties further agree that notwithstanding such apportionment, the damages payable to the Buyer for any breach of Warranty shall be determined as if the Consideration were a single price for the Transferred Assets.

5.                                    COMPLETION

5.1                               Completion shall take place on the Completion Date at the offices of the Seller’s Solicitors or such other place as the Buyer and Seller may agree.

5.2                               Upon Completion:

5.2.1                                    the Seller shall deliver to the Buyer:

(a)                            such original documents as are in the possession or under the control of the Seller in relation to the Business Contracts;

(b)                           the Business Records;

(c)                            all other property agreed to be sold pursuant to this Agreement which is capable of transfer by delivery and insofar as the Buyer agrees that it is not practical for such assets to be physically delivered at Completion they shall be made available for collection by or on behalf of the Buyer at the Premises whereupon such assets shall be deemed to be delivered and the Seller shall do such other things as the Buyer may reasonably require to enable the Buyer to take possession or control of them;

(d)                           original letters of consent to the transfer of the Licences in the agreed form signed by the Seller,

5.2.2                                    the Seller shall release the Buyer from its obligations pursuant to the confidentiality agreement entered into between them relating to the Customer Database;

5.2.3                                    the Seller shall execute and deliver to the Buyer (or shall procure the execution and delivery to the Buyer of) such deeds and other documents as shall be necessary or appropriate to complete the sale and purchase of the Transferred Assets and to enable the Buyer to acquire a good and marketable title thereto free from Encumbrances; and

5.2.4                                    the Buyer shall pay the sum of £250,000 by electronic funds transfer for immediately available cleared funds to the account of the Seller’s Solicitors (who are hereby authorised to receive it in such account) specified below.  The particulars of the said account are as follows:

Davenport Lyons Client Account

Royal Bank of Scotland

60 Conduit Street

London, W1R 9FD

Account Number: 00146165

Sort Code: 16-01-29

5.3                               Subject to clause 4.4, the Buyer shall pay the Deferred Consideration in the instalments and on the dates specified in clauses 4.2.2 to 4.2.6 by electronic funds transfer for immediately available cleared funds to the Seller’s account specified below:

The particulars of said account are:

                                                Capital One Bank

                                                333 Travis Street,

                                                3rd Floor, Shreveport, LA 71148-8218

                                                ABA Number: 065000090

                                                Swift Code: HIBKUS44

                                                Account Number: 762062763

5.4                               Each instalment of the Deferred Consideration shall be paid in US$.  The amount of the Deferred Consideration to be transferred pursuant to clause 5.3 shall be calculated by converting the relevant sum into US$ immediately before the close of business the day before the relevant payment date (or, if that is not a Business Day, the Business Day immediately preceding it) (Conversion Date) less applicable bank transfer costs. The rate of exchange shall be Royal Bank of Scotland plc’s 11:00am spot fixing rate for the purchase of US$ with Sterling on the relevant Conversion Date.

6.                                    BUSINESS CONTRACTS

6.1                               Subject to Clause 6.2 with effect from the Completion Date the Buyer shall become entitled to all of the rights and benefits of the Seller under the Business Contracts and this Agreement shall constitute an assignment of the benefit of the Business Contracts to the Buyer with effect from the Completion Date.

6.2                               Insofar as the benefit of any of the Business Contracts cannot be assigned to the Buyer except with the consent of one or more third parties or by novation then this Agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of such Business Contract and the following provisions shall apply:

6.2.1                                    the Seller shall use its reasonable endeavours with the co-operation of the Buyer to obtain such consents or novations as referred to above and shall notify the Buyer as soon as any such consent or novation is obtained or refused or is the subject of any other communication from the relevant third party;

6.2.2                                    unless and until any such Business Contract shall be assigned or novated the Seller will hold the benefit of it on trust for the Buyer and will give reasonable assistance after Completion to the Buyer to enable the Buyer to enforce the rights of the Seller under such Business Contract and the Buyer shall perform the obligations of the Seller under it;

6.2.3                                    if any requisite consent is refused or not obtained within 60 days (or such longer period as the Buyer and Seller may agree) after Completion then (as the Buyer may elect) either:

(a)                            the Seller shall continue to hold the benefit of the Business Contract concerned in trust for the Buyer absolutely and pay over any benefit derived from it promptly to the Buyer with effect from Completion until the benefit of such Business Contract is assigned to the Buyer or is the subject of a novation in favour of the Buyer but subject to the Buyer performing on behalf of the Seller all the obligations of the Seller under it; or

(b)                           the Seller will use its reasonable endeavours to procure the cancellation of the relevant Business Contract so that the Buyer is able to enter into new arrangements with the relevant party or parties to it.

6.3                               Following Completion the Buyer may serve notice on the Seller at any time after any relevant third party consent or agreement to novate is obtained requiring the Seller to execute an assignment or novation of a Business Contract to or in favour of the Buyer, and the Seller will arrange for the execution of such assignment or novation and the delivery of it to the Buyer not later than 28 Business Days after the receipt either of such notice or of the engrossment of such assignment or novation by the Seller (or the Seller’s Solicitors) whichever is the later.

6.4                               Except as otherwise provided in this clause, the Buyer undertakes to the Seller that it will duly and properly perform, assume and pay and discharge when due all Assumed Liabilities.

6.5                               In this Agreement, Assumed Liabilities means:

6.5.1                                    all obligations and liabilities of the Seller under the Business Contracts arising after the Completion Date;

6.5.2                                    (subject to Clause 8) all liabilities arising directly from the employment of the Transferring Employees during any period on or after Completion,

but shall in any event exclude the following liabilities (Excluded Liabilities):

6.5.3                                    any liabilities of the Seller incurred otherwise than in relation to the Business and the Transferred Assets;

6.5.4                                    any liabilities incurred in relation to any of the Excluded Assets;

6.5.5                                    any liability incurred in relation to an employee who is not a Transferring Employee;

6.5.6                                    Tax of any kind in respect of any income, profits or gains of the Seller or for which the Seller is liable; or

6.5.7                                    any and all other debts, liabilities or obligations of the Seller other than the Assumed Liabilities.

6.6                               The Seller undertakes to the Buyer to indemnify the Buyer on an after tax basis and keep it fully indemnified from and against the Excluded Liabilities and against all costs, claims, actions, proceedings, losses, damages and expenses in respect thereof.

6.7                               The Buyer undertakes with the Seller to indemnify the Seller on an after tax basis and keep it fully indemnified from and against the Assumed Liabilities and against all costs, claims, actions, proceedings, losses, damages and expenses in respect thereof.

7.                                    APPORTIONMENTS AND PAYMENTS FOR STOCK AND CASH

7.1                               All expenses and outgoings paid or payable by the Seller after the Completion Date relating to the Business Contracts and which are referable to a period partly before and partly after the Completion Date shall be apportioned as at the Completion Date and shall be agreed between the parties not more than 10 Business Days after the Completion Date. Such expenses and outgoing shall be deemed to accrue evenly over the relevant period and shall be apportioned between the Seller and the Buyer by reference to the number of days in the period in respect of which they are payable which have elapsed prior to or after the Completion Date. Failing such agreement the apportionment shall be ascertained and certified by an independent firm of chartered accountants appointed jointly by the parties (who shall act as experts and not arbitrators and whose decision shall be binding on the parties) and the chartered accountants so appointed shall be instructed to ascertain the apportionment within 14 days of their appointment.  The Buyer and the Seller shall be jointly liable for the accountants fees incurred pursuant to this clause 7.1.  The Buyer shall pay the amount so apportioned to the period after the Completion Date as agreed or certified to be payable to the Seller in respect of such apportionments not more than 10 Business Days after agreement or certification and payment by the Seller of the expenses and outgoings.

7.2                               The Buyer shall make all payments due in respect of the Business Contracts in respect of all liabilities arising after the Completion Date.  Payment shall be made in accordance with the terms of the relevant Business Contract. The Buyer shall indemnify and keep the Seller fully indemnified against any liability arising as a result of its failure to comply with the terms of this clause 7.2.

7.3                               On the Completion Date the Seller and the Buyer shall:

7.3.1                                    count the cash in hand at the Premises held by the Seller and agree the total sum;

7.3.2                                    conduct a stock take of the Stock and agree an amount payable by the Buyer for the Stock which shall be at a cost price.

7.4                               Within 10 Business Days of the Completion Date the Seller and the Buyer shall:

7.4.1                                    agree a figure in respect of the prepayments made by the Seller prior to the Completion Date for the period after the Completion Date in respect of the Business Contracts which shall be repayable by the Buyer to the Seller;

7.4.2                                    agree a figure for the amount paid by the Seller in respect of payroll advance payments for the Transferring Employees made prior to Completion for a period after the Completion Date which shall be repayable by the Buyer to the Seller;

7.4.3                                    agree an amount in respect of the liabilities assumed by the Buyer in respect of gaming vouchers, chip liability, players card liability and poker progressive;

7.4.4                                    agree the net payment payable to the relevant party in respect of their respective payment obligations under clause 7.3.1, 7.3.2, 7.4.1, 7.4.2 and 7.4.3 (Net Payment), provided that if, in respect of clauses 7.3.1, 7.3.2, 7.4.1, 7.4.2, 7.4.3 and 7.4.4, the parties cannot agree the Net Payment within 10 Business Days of the Completion Date the amount shall be ascertained and certified by an independent firm of chartered accountants appointed jointly by the parties (who shall act as experts and not arbitrators and whose decision shall be binding on the parties) and the chartered accountants so appointed shall be instructed to ascertain the Net Payment within 14 days of their appointment.

7.5                               The Net Payment agreed or certified to be payable pursuant to clause 7.4 shall be paid by the relevant party within 10 Business Days of the Net Payment having been agreed or certified. The Buyer and the Seller shall be jointly liable for the accountants’ fees incurred pursuant to this clause 7.5.

7.6                               Provided that the Net Payment due to the Seller pursuant to clause 7.5 exceeds £100,000, the Buyer shall be entitled to deduct from the Net Payment the sum of £100,000 and shall remit such amount to the Seller’s Solicitors client account to be retained by them on account of the liability of the Seller incurred pursuant to clause 8.7 and shall be paid to the Buyer (to such account as is nominated by the Buyer) in accordance with the provisions of clause 8.7 and as certified by the Buyer’s Director of Legal Services.

7.7                               Any payments made by  either party pursuant to this clause 7 to the other party to their respective nominated accounts shall constitute a good discharge in respect of such payments.

8.                                    EMPLOYEES

8.1                               The parties agree that:

8.1.1                                    the sale and purchase pursuant to this Agreement will constitute a relevant transfer for the purposes of TUPE and, accordingly, that it will not operate so as to terminate the contracts of employment of any of the Transferring Employees. Such contracts and any liabilities under these contracts shall be transferred to the Buyer pursuant to TUPE with effect from the Completion Date and it will be as if these Transferring Employees had always been employed by the Buyer; and

8.1.2                                    the Excluded Employees shall remain the employees of the Seller or the Seller’s Group.

8.2                               All salaries, wages, bonuses, benefits and all other emoluments, and all other employment costs and holiday pay in respect of the Transferring Employees in relation to the period on and after Completion shall be borne by the Buyer and the Buyer shall indemnify and keep the Seller fully indemnified against any claim or loss arising in respect of its not complying with this clause 8.2.

8.3                               The Seller warrants to the Buyer:

8.3.1                                    that it has paid and shall pay all sums due to or in relation to the Transferring Employees up to and including the Completion Date including all salaries, expenses, wages, bonuses, benefits and all other emoluments, and all other employment costs and holiday pay payable in respect of any period up to the Completion Date;

8.3.2                                    that it has complied and shall comply in all respects with its obligations under regulation 11 of TUPE;

8.3.3                                    that it has complied and shall comply in all respects with regulation 13 of TUPE (and that it has provided and shall provide to the Buyer such information as the Buyer may request in writing in order to verify such compliance);

8.3.4                                    that it has not terminated (constructively or otherwise) the employment of any of the Transferring Employees without the prior written consent of the Buyer.

8.4                               The Buyer warrants to the Seller that it has complied and shall comply with its obligation to provide information on the measures it proposes or may propose to take under TUPE within the requisite timescale set out in TUPE and shall provide the Seller such information in writing as the Seller may request in order to verify such compliance.

8.5                               The Seller undertakes with the Buyer to indemnify the Buyer on an after tax basis and keep it fully indemnified from and against any claims made by the Excluded Employees and against all costs, claims, actions, proceedings, losses, damages and expenses in respect thereof.

8.6                               The Buyer undertakes with the Seller to indemnify the Seller on an after tax basis and keep it fully indemnified from and against any claims made by the Transferring Employees (excluding any Transferring Employees made redundant pursuant to clause 8.7) and against all costs, claims, actions, proceedings, losses, damages and expenses in respect thereof.

8.7                               If the Buyer makes any of those Transferred Employees listed in Part 2 of Schedule 2 redundant for economic, technical or organisational reasons after the Completion Date the Seller undertakes with the Buyer to indemnify the Buyer on an after tax basis and keep it fully indemnified from and against all costs, claims, actions, proceedings, loss, damages and expenses in respect of any such redundancies (including payments in lieu of notice) and to pay the same to the Buyer within 10 Business Days of demand by the Buyer.

9.                                    WARRANTIES

9.1                               The Seller hereby warrants to the Buyer (in relation to the Business and the Transferred Assets) that each of the statements set out in Schedule 5 is true and accurate as at Completion and the Seller and the Buyer acknowledge that the terms of that Schedule and this Clause 9 are in the circumstances fair and reasonable.

9.2                               Each of the Warranties is a separate warranty and shall not be restricted in its extent or application by the terms of any of the other warranties or by any other term of this Agreement.

9.3                               The aggregate liability of the Seller in respect of all or any Claims shall not exceed£650,000 but recovery from the Seller shall be limited to the amount of the Consideration paid to the Seller at the time of such Claim provided that the Buyer shall be entitled to set off the outstanding balance of any such Claim against the Deferred Consideration.

9.4                               The Seller shall have no liability in respect of a Claim unless the amount claimed exceeds £5,000 which either on its own or when aggregated with other Claims exceeds £25,000 in which case the Seller shall be liable for just the excess.

9.5                               If the Seller pays to the Buyer an amount representing satisfaction in full of any Claim and the Buyer subsequently recovers from a third party a sum which is referable to it (after payment of any expenses incurred in recovering it), the Buyer shall within 10 Business Days of receipt of such sum, repay to the Seller the sum so recovered less all reasonable costs of recovery and interest.

9.6                               The Buyer may not recover from the Seller under the Warranties more than once in respect of the same loss or liability.

9.7                               Nothing in this clause 9 will in any way restrict or limit the general obligation at law of the Buyer to mitigate any loss or damage which it may suffer in consequence of any matter giving rise to a Claim.

9.8                               The Seller shall have no liability under the Warranties unless a Claim has been made by the Buyer not later than the first anniversary of the Completion Date.

10.                             ANNOUNCEMENTS

10.1                         Save as set out in clause 10.2, no party shall make or permit any person connected with it to make any announcement concerning this Agreement or the transaction contemplated herein prior to Completion.

10.2                         Nothing in this clause 10.2 prevents any announcement being made in accordance with the following:

10.2.1                                the Buyer and the Seller may make a public announcement on Completion in an agreed form;

10.2.2                                with the written approval of the other party, which shall not be unreasonably withheld or delayed; or

10.2.3                                to the extent required by law or any competent regulatory body.

11.                             VAT AND TAX

11.1                         All amounts expressed in this Agreement as being payable by the Buyer are expressed to be exclusive of any VAT which may be chargeable thereon.

11.2                         The parties intend that the provisions of the Value Added Tax (Special Provisions) Order 1995 apply to the sale of the assets under this Agreement as the sale of a business as a going concern, such that the sale is treated as neither a sale of goods nor supply of services.  The Seller and the Buyer shall jointly give notice of such transfer to H.M. Revenue & Customs as required by law.

11.3                         If for any reason HM Revenue & Customs requires VAT to be accounted for by the Seller on the whole or any part of the Consideration then the Buyer shall (against production of appropriate tax invoices) forthwith pay the amount of any such VAT and any penalty, interest, costs or expenses incurred by the Seller for late payment of VAT and the parties shall submit within 3 months of the Completion Date an application for a post-transaction ruling to HMRC that the transaction is a TOGC.

11.4                         If the Buyer fails to pay the amount of tax on the due date under clause 11.3, it shall pay interest on that amount from the due date until actual payment at the rate of 3% per cent per annum above the base rate for the time being of Barclays Bank compounded monthly.

11.5                         The Buyer warrants that it is registered for VAT.

12.                             DATA PROTECTION

The Buyer undertakes that it shall comply with all the requirements of the DPA 1998 together with all other legislation relating to transfer to the Buyer and the storage and use of the data obtained from the Seller.

13.                             INTEREST

If any party fails to pay a sum due under this Agreement (whether payable by agreement or by an order of a court or otherwise) it shall pay interest on such overdue sum at the rate of 3% above the base rate from time to time of Barclays Bank from the date when payment was due until all such monies have been paid in full together with all interest thereon.  Such interest shall accrue from day to day and shall be paid on demand.  Unpaid interest shall be compounded on a monthly basis.

14.                             RISK

14.1                         Such right, title and interest as the Seller may have in the Transferred Assets shall pass to the Buyer on Completion pursuant to clause 5.2.

14.2                         Risk in the Transferred Assets shall pass to the Buyer on Completion and the Buyer shall effect its own insurances in respect thereof.

15.                             BUSINESS RECORDS

15.1                         The Buyer will take physical possession of the Business Records  on the Completion Date and shall keep them in a good and safe condition at the Buyer’s expense.

15.2                         The Buyer shall for a period of not less than six years from the Completion Date preserve the VAT Records at the Buyer’s expense and upon reasonable notice during normal business hours make them available to the Seller or its agents or any person appointed to act in relation to the Seller.

15.3                         The Seller shall preserve the Retained Business Records for a period of not less than six years from the Completion Date at the Seller’s expense and upon reasonable notice during normal business hours make them available to the Buyer or its agents or any person appointed to act in relation to the Buyer.

16.          NOTICES

16.1         Any notice to be given under this Agreement shall be in writing signed by or on behalf of the party giving it and shall be given if left at or sent by prepaid first class post, prepaid recorded delivery, facsimile or other means of telecommunication in permanent written form to the address of the party receiving such notice as set out at the head of this Agreement or to the fax number set out below or as notified in writing between the parties for the purposes of this clause.   A copy of any notice to the Buyer shall be addressed to the Company Secretary.

Buyer fax no: 01628 504393

Seller fax no: 02476683939

A copy of any notice sent to the Seller shall be copied to the following fax number:

Fax no: 0113148139481

FAO: Ed Quatmann

16.2         Any such notice shall be deemed to have been given to and received by the addressee:

16.2.1           at the time of delivery if delivered personally;

16.2.2           two Business Days after posting in the case of any address in the United Kingdom and six Business Days after posting for any other address; and

16.2.3           two hours after transmission if served by facsimile or other means of telecommunication in permanent written form on a Business Day prior to 3.00pm or in any other case at 9.00am on the Business Day after the date of despatch.

16.3         In proving the giving of a notice it shall be sufficient to prove that the notice was properly addressed and posted, or that the envelope containing the notice was properly addressed and posted or that the applicable means of telecommunication was addressed and despatched and despatch of the transmission was confirmed and/or acknowledged as the case may be.

16.4         Communications by any other electronic means not specifically provided for in this Agreement shall not be valid for the purposes of this Agreement and notwithstanding the provisions of section 7 of the Electronic Communications Act 2000 no party shall be obliged to treat such notices as authentic or effective or take any action in relation thereto.

17.          GENERAL

17.1         The provisions of this Agreement insofar as they have not been performed at or are capable of taking effect after the Completion Date shall remain in full force and effect notwithstanding Completion and shall not merge on Completion.

17.2         The Buyer shall pay any stamp duty payable in respect of this Agreement or any other document entered into or executed in connection with or pursuant to this Agreement.

17.3         No single or partial exercise or failure or delay in exercising any right, power or remedy under this Agreement by either party or the granting of time by either party shall prejudice, affect or restrict the rights, powers and remedies of those parties under this Agreement, nor shall any waiver by either party of any breach of this agreement operate as a waiver of or in relation to any subsequent or any continuing breach of this Agreement.

17.4         This Agreement together with any documents referred to in it supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing between the parties in relation to the matters dealt with in this Agreement and represents the entire understanding between the parties in relation to them.

17.5         This Agreement shall not be capable of assignment either in whole or in part by the Buyer and shall be binding upon and inure for the benefit of each party’s personal representatives and successors in title.

17.6         Except as expressly provided in this Agreement, a person who is not party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.  This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

17.7         Any date or period mentioned in any clause of this Agreement may be extended by mutual agreement between the Seller and the Buyer but as regards any date or period (whether or not extended as aforesaid) time shall be of the essence in this Agreement.

17.8         No variation of this Agreement shall be effective unless it is in writing, refers specifically to this Agreement and signed by or on behalf of each of the parties to this agreement.

17.9         This Agreement may be executed in any number of counterparts, each of which should be considered as an original, with the same effect as if the parties or their representatives signed the same instrument.

17.10       This Agreement shall be governed by and construed in accordance with English law and each party agrees to submit to the exclusive jurisdiction of the English courts.

17.11       If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

17.12       Save as expressly provided elsewhere in this Agreement, each party to this agreement shall pay its own costs, charges and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement.

17.13       Nothing in this Agreement shall exclude or limit any liability for fraud.

17.14       The Seller shall from time to time after the Completion Date upon reasonable request by the Buyer do such acts (including providing the Buyer with assistance in respect of any VAT enquiries relating to the Business) and execute such documents as are reasonably necessary for perfecting the transfer of the Business to the Buyer and for vesting in the Buyer title to the Transferred Assets in accordance with and to give full effect to this Agreement.

IN WITNESS of which the parties or their duly authorised representatives have executed this agreement:

SCHEDULE 5

THE WARRANTIES

CAPACITY OF SELLER

1.             The Seller is entitled to sell the Business and Transferred Assets to the Buyer on the terms set out in this Agreement.

2.             The Seller has taken all corporate and other actions necessary to enable it to enter into and perform this Agreement, and this Agreement, when executed, will constitute valid, binding and enforceable obligations of it in accordance with its terms.

3.             Neither the execution and delivery of this Agreement by the Seller nor the transactions contemplated by this Agreement are prohibited by, or violate any provision of and will not result in a breach of or default under:

a.             any applicable law, rule, regulation, judgment, decree, order or other requirements of any government, quasi-government, statutory, administrative or regulatory body, court or agency; or

b.             the Memorandum or Articles of Association of the Seller.

4.             Entry into this Agreement and completion of the transactions contemplated by this Agreement by the Seller will not:

a.             conflict with, result in the breach of, constitute a default under the terms of any contract, agreement or deed to which the Seller is bound including the Business Contracts; or

b.             constitute a default or an event which, with the lapse of time or action by a third party, could result in the creation of any encumbrance, security interest, equity, claim or restriction on any of the Transferred Assets.

ASSETS

5.             The Seller is the owner of and has good marketable title to all the Transferred Assets and all the Transferred Assets are in the Seller’s possession or under its control.

6.             The Seller has not disposed of or agreed to dispose of, or granted or agreed to grant any option or right of pre-emption in respect of, or offered for sale, its estate or interest in any of the Transferred Assets.

7.             None of the Transferred Assets is subject to any Encumbrance or any bill of sale, hire-purchase, conditional sale, credit-sale, leasing or other agreement for payment on deferred terms (other than, in the case of the Leased Assets) or any agreement or commitment to grant or enter into any of the foregoing.

BORROWINGS AND LENDING

8.             No floating charge created by the Seller has crystallised over the Business or the Transferred Assets or any of them.

9.             The Seller has not received notice from any person intimating that it will enforce any security which it may hold over any of the Transferred Assets and there are no circumstances likely to give rise to such a notice.

INSURANCES

10.           The Seller has in force valid employer’s liability insurance in respect of the Transferring Employees and, so far as the Seller is aware, there are no outstanding claims or circumstances which do or might entitle the Seller to make, or oblige it to notify the insurers of, any claim under its employer’s liability insurance policy.

11.           Nothing has been done or has been omitted to be done which would result in the Seller’s employer’s liability insurance policy being or becoming void or voidable.

12.           All premiums due in respect of the Seller’s employer’s liability insurance policy have been paid in full.

13.           The Seller has notified its insurers promptly of any claim that may be made under  its employer’s liability insurance policy.

DISPUTES/LITIGATION

14.           The Seller is not engaged in any capacity in any litigation, criminal, arbitration or other legal proceedings affecting the Business or any of the Transferred Assets and, so far as the Seller is aware, no litigation, criminal, arbitration or other legal proceedings are pending or threatened by or against the Seller in the UK.

15.           The Seller is not subject to any order or judgment in relation to the Business.

16.           The Seller is not the subject of any investigation and, so far as it is aware, is not subject to any inquiry or process in respect of any aspect of the Business by any governmental or European Communities body or HM Revenue & Customs.

17.           So far as the Seller is aware, the Transferred Assets are not capital goods items under the VAT Capital Goods Scheme.

GENERAL COMPLIANCE WITH STATUTES AND LICENCES

18.           The Seller knows of no reason which would give rise to any of the Licences being suspended, cancelled, revoked or not renewed.

19.           The Seller has established procedures under and has complied with all requirements from time to time in force under the Health and Safety at Work, etc. Act 1974 and the regulations made under that Act.

20.           The Seller is empowered and duly qualified to carry on the Business.

GOOD STANDING

21.           No receiver, administrative receiver, judicially appointed manager or administrator has been appointed, no documents have been filed with the court for the appointment of an administrator, nor any notice given, petition presented or order made for the appointment of any such person, over the whole or any part of the Transferred Assets or the Business.

22.           No petition has been presented, no order has been made and no resolution has been passed for the winding up of the Seller or for the appointment of a liquidator or provisional liquidator of the Seller.

23.           No voluntary arrangement has been proposed or is in force under Section 1 of the Insolvency Act 1986 in respect of the Seller.

24.           The Seller is able to pay its debts within the meaning of any insolvency Legislation applicable to it and has not stopped paying its debts as they fall due.

 CARRYING ON OF THE BUSINESS

25.           The Seller carries on the Business solely under its corporate name and, so far as the Seller is aware, without infringement of any proprietary right or interest of any other person or liability to pay any royalty or similar sum and, so far as the Seller is aware, the use of the Name by the Buyer in accordance with clause 3.1.3 shall not infringe any proprietary right or interest of any other person or result in a liability to pay any royalty or similar sum.

26.           So far as the Seller is aware, all Legislation relating to the Transferred Assets or the conduct of the Business in the UK has been duly complied with in all material respects.

STOCK

26.           All of the Stock is owned by the Seller and is not subject to any Encumbrance.

EXECUTED as a Deed by	)
THE ISLE CASINOS LIMITED	)

John Brackenberry
Name of Director

/s/ John Brackenberry
Signature of Director

in the presence of:	)

Name of Witness:	Andrew Phelps

Signature of Witness:	/s/ Andrew Phelps

Address:	30 Old Burlington Street

London, W1S 3NL

Occupation:	Solicitor

EXECUTED as a Deed by	)
GROSVENOR CASINOS LIMITED	)

Name of Director

Signature of Director

in the presence of:	)

Name of Witness:

Signature of Witness:

Address:

Occupation: